---------------------------------------------

                      SECOND PRIVATE EQUITY LINE AGREEMENT

                                 by and between

                                    QUEEN LLC

                                       and

                                FONIX CORPORATION

                  --------------------------------------------

                              dated April 6, 2001




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                  This PRIVATE  EQUITY LINE AGREEMENT is entered into as of this
6th day of April, 2001 (this "Agreement"), by and between Queen LLC, (the "Investor"), a limited liability company organized and existing under the laws of the Cayman Islands, and Fonix Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $20,000,000 of the Class A Common Stock (as defined below); and

                  WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Class A Common Stock to be made hereunder; and

                  WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement (as defined below) pursuant to which the Company shall register the Class A Common Stock issued and sold to the Investor under this Agreement, upon the terms as subject to the conditions set forth therein;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.1. "Average Daily Trading Volume" shall mean, with respect to any date, the average of the daily trading volumes for the Class A Common Stock on the Principal Trading Facility for the thirty (30) Trading Days immediately preceding such date.

     Section 1.2. "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Class A Common Stock on the Principal Trading Facility.

     Section 1.3. "Blackout Notice" shall mean such notice furnished by the Company to the Investor and signed by the Chief Executive Officer of the Company stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Registration Statement to be filed (or remain in effect) and it is therefore essential to defer the filing of such Registration Statement (or temporarily suspend the effectiveness of such Registration Statement or use of the related prospectus).

     Section 1.4. "Blackout Period" shall mean not more than two five-day periods within any 12 month period, with at least a 10 business day separation between blackout periods, (i) beyond the

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date by which such Registration Statement was otherwise required hereunder to be filed or (ii) during which the effectiveness of such Registration Statement or the use of the related prospectus is deferred or suspended by the Company

     Section 1.5.  "Blackout  Shares" shall have the meaning assigned to them in
Section 2.6.

     Section 1.6. "Capital Shares" shall mean the Class A Common Stock, whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

     Section 1.7. "Class A Common Stock" shall mean the Company's Class A Common Stock, $.0001 par value per share.

     Section 1.8. "Class A Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Class A Common Stock or any warrants, options or other rights to subscribe for or purchase Class A Common Stock or any such convertible or exchangeable securities.

     Section 1.9. "Closing" shall mean one of the closings of a purchase and sale of the Class A Common Stock pursuant to Section 2.3.

     Section 1.10. "Closing Date" shall mean the second (2nd) Trading Day following the Valuation Period related to such Closing, provided that all of the conditions precedent to such Closing have been satisfied on or before such Trading Day.

     Section 1.11. "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price equal to the Maximum Commitment Amount, (y) the date this Agreement is terminated by the Investor pursuant to Section 2.4, or (z) the date occurring twenty four (24) months from the date of commencement of the Commitment Period.

     Section 1.12. "Conversion Right" shall have the meaning given that term in the Note.

     Section 1.13. "Conversion Shares" shall have the meaning given that term in the Note.

     Section 1.14. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

     Section 1.15. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).


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     Section  1.16.  "Effective  Date" shall mean the earlier of sixty (60) days from the filing of the Registration Statement, or the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

     Section 1.17. "Escrow Agent" shall mean Samuel M. Krieger, c/o Krieger and Prager LLP, 39 Broadway, Suite 1440, New York, NY 10006.

     Section 1.18. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     Section 1.19. "Filing Date" shall mean the day which is thirty (30) days following the Subscription Date.

     Section 1.20. Reserved.

     Section 1.21. "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Put Notice as provided by the Company to the Investor in accordance with Section 2.2 hereof.

     Section 1.22. "Legend" shall have the meaning specified in Section 8.1.

     Section 1.23. "Market Price" on any given date shall mean the average of the two lowest closing bid prices of the Class A Common Stock over the Valuation Period. "Closing bid price" shall mean the closing bid price of the Class A Common Stock (as reported by Bloomberg L.P.) at the close of any Trading Day.

     Section 1.24. "Maximum Commitment Amount" shall mean TWENTY MILLION DOLLARS ($20,000,000).

     Section 1.25. "Maximum Put Amount" shall mean, with respect to any Put, the amount determined in accordance with the table set forth on Annex A hereto.

     Section 1.26. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement, or (ii) the Registration Rights Agreement.

     Section 1.27. "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section 1.28. [Reserved.]

     Section 1.29. "Outstanding" when used with reference to Class A Common Stock or Capital Shares (collectively, the "Shares"), shall mean, at any date as of which the number of such Shares

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is to be determined,  all issued and outstanding  Shares,  and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section  1.30.  "Person"  shall  mean  an  individual,  a  corporation,   a
partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.31. "Preferred Stock" shall mean any outstanding class of the Company's preferred stock.

     Section 1.32. "Principal Trading Facility" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Class A Common Stock, it being acknowledged and agreed by the parties that, as of the date hereof, the Principal Trading Facility is the OTC Bulletin Board.

     Section 1.33. "Purchase Price" shall mean, with respect to a Put, ninety percent (90%) of the Market Price.

     Section 1.34. "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase the Company's Class A Common Stock for the Investment Amount specified in such Put Notice, upon the terms and subject to the conditions set forth in this Agreement.

     Section 1.35. "Put Date" shall mean the Trading Day during the Commitment Period on which a Put Notice to sell Class A Common Stock to the Investor is deemed delivered by the Company to the Investor pursuant to Section 2.2(b) hereof.

     Section 1.36. "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to require the Investor to pay to purchase Class A Common Stock upon the terms and subject to the conditions set forth in this Agreement.

     Section 1.37. "Put Shares" shall mean all shares of Class A Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised upon the terms and subject to the conditions set forth in this Agreement.

     Section 1.38. "Registrable Securities" shall mean the (i) Put Shares, (ii) the Blackout Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and all Registrable Securities have been disposed of pursuant to the Registration Statement, (x) all Registrable Securities have

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been sold under  circumstances  under which all of the applicable  conditions of
Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all Registrable Securities may be sold without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.39. "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit B hereto.

     Section 1.40. "Registration Statement" shall mean a registration statement on Form S-2 or such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.41. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.42. "SEC" shall mean the Securities and Exchange Commission.

     Section 1.43. "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, the Proxy Statement for its latest fiscal year as of the time in question and the Registration Statement until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.44. "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.45. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.46. "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

     Section 1.47. "Trading Day" shall mean any day during which the Principal Trading Facility shall be open for trading.

     Section 1.48. "Transaction Documents" shall mean this Agreement, the Note, and the Registration Rights Agreement.

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     Section 1.49. "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement.

     Section 1.50. "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

          (a)  subdivides or combines its Class A Common Stock;

          (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares, except for dividends paid with respect to the Preferred Stock;

          (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections
               (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

          (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

          (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

          (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e)); or

          (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put.


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     Section 1.52. "Valuation Period" shall mean the period of seven (7) Trading
Days during which the Market Price of the Class A Common Stock is valued, which period shall be with respect to the Market Price on any Put Date, the seven (7) Trading Days following the Trading Day on which the applicable Put Notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the seventh (7th) Trading Day after the occurrence of such Valuation Event.

                                   ARTICLE II

                   PURCHASE AND SALE OF CLASS A COMMON STOCK;
                   TERMINATION OF OBLIGATIONS; BLACKOUT SHARES

     Section 2.1. Investments.

          (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date, rounded to the nearest whole share.

          (b) Reserved.

          (c) Maximum Sale of Class A Common Stock. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of Delaware and the applicable rules of the Principal Trading Facility and the NASD, no more than 19.9% of the Outstanding shares of Class A Common Stock may be issued and sold in the aggregate pursuant to this Agreement.

     Section 2.2. Mechanics.

          (a) Put Notices. At any time during the Commitment Period, the Company may deliver Put Notices to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall not be more than the Maximum Put Amount except as the parties shall otherwise agree. The Company may deliver Put Notices to the Investor at its discretion, but no more frequently than every ten (10) Trading Days.

          (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed to have been delivered on any day that is not a Trading Day.


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     Section  2.3.  Closings.  On each  Closing Date for a Put, (i) the Investor shall deliver to the Escrow Agent the Investment Amount specified in the Put Notice and (ii), the Company shall deliver to the Escrow Agent one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor. Once the Escrow Agent has received the Investment Amount from the Investor and the certificates from the Company, the Escrow Agent shall deliver to the Company the Investment Amount by wire transfer of immediately available funds to the Company's Account as identified on Exhibit A, and shall deliver the certificates to the Investor. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

     Section 2.4. Termination.

          (a) The Investor may, at its sole discretion, terminate this Agreement upon written notice to the Company in the event that (i) the Registration Statement is not effective within ninety days following the Subscription Date or (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (iii) the Company shall at any time fail to comply with the requirements of
     Section 6.3 (with respect to maintaining its listing on a Principal Trading Facility), 6.4 (with respect to continued registration and reporting obligations to the SEC), or 6.6 (with respect to maintenance of its corporate existence).

          (b) The Company may, at its sole discretion, terminate this Agreement upon written notice to the Investor. Notwithstanding the foregoing, so long as the Investor holds Registrable Securities issued hereunder, the Company's obligations hereunder and under the Registration Rights Agreement with respect to the Registration Statement shall survive such termination of this Agreement.

     Section 2.5. Cover. If the Company fails for any reason to deliver the Put Shares on such Closing Date and the Investor, after the Closing Date, purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by such Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Put Shares (a "Buy-In"), then the Company shall pay to such Investor, in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) such Investor"s total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by such Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to such Investor in immediately available funds immediately upon demand by such Investor. By way of illustration and not in limitation of the

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foregoing,  if such Investor  purchases  Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to such Investor will be $1,000.

     Section 2.6. Deferral or Suspension During a Blackout Period; Blackout Shares. If the Company shall furnish to the Investor a Blackout Notice stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Registration Statement to be filed (or remain in effect) and it is therefore essential to defer the filing of such Registration
Statement (or temporarily suspend the effectiveness of such Registration Statement or use of the related prospectus), the Company shall have the right
(i) immediately to defer such filing for a Blackout Period. The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend such effectiveness) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its effectiveness) more than twice in any twelve (12) month period. In the event that, (a) within ten (10) Trading Days following any Closing Date, the Company gives a Blackout Notice to the Investor of a Blackout Period in accordance with the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("Old Bid Price") is greater than the Bid Price on the first Trading Day following such Blackout Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to the Investor the number of additional shares of Registrable Securities (the "Blackout Shares") equal to the difference between (X) the product of the number of Registrable Securities held by Investor immediately prior to the Blackout Period multiplied by the Old Bid Price, divided by the New Bid Price, and (Y) the number of Registrable Securities held by Investor immediately prior to the Blackout Period.

     If the Registration Statement is not filed or its effectiveness is not reinstated promptly after a Blackout Period, the Investor may, at its option, terminate this Agreement including the funding of any further commitments, and require the Company to redeem, subject to applicable law, all unsold shares of Class A Common Stock purchased under prior Put Notices at the greater of the Market Price of the Class A Common Stock on the Closing Date, or the date of the Investor's redemption demand.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

     Section 3.1. Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Class

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A Common Stock to or through any person or entity;  provided,  however,  that by making the representations herein, the Investor does not agree to hold the Class A Common Stock for any minimum or other specific term and reserves the right to dispose of the Class A Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Class A Common Stock. The Investor acknowledges that an investment in the Class A Common Stock is speculative and involves a high degree of risk.

     Section 3.3. Authority. Each of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action and no further consent or authorization of the Company, or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

     Section 3.5. Organization and Standing. Investor is duly organized, validly existing, and in good standing under the laws of the Cayman Islands.

     Section 3.6. Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.7. Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has reviewed or received copies of the SEC Documents.

     Section 3.8. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

     Section 4.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2. Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, and to issue the Put Shares and the Blackout Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3. Capitalization. THE COMPANY HAS AN AUTHORIZED CAPITALIZATION CONSISTING OF 300,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE, AND 50,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $.0001 PER SHARE. AS OF THE DATE HEREOF, THE COMPANY HAS ISSUED AND OUTSTANDING 210,824,463 SHARES OF CLASS A COMMON STOCK. [22,924,834] SHARES OF CLASS A COMMON STOCK ARE SUBJECT TO
ISSUANCE UPON THE CONVERSION OR EXERCISE OF PRESENTLY ISSUED AND OUTSTANDING WARRANTS AND OPTIONS OF THE COMPANY. 166,667 SHARES OF SERIES A PREFERRED STOCK HAVE BEEN ISSUED AND 166,667 SHARES ARE OUTSTANDING, WHICH SHARES ARE CONVERTIBLE INTO 166,667 SHARES OF CLASS A COMMON STOCK. Except as set forth above, as of the date of this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Class A Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Class A Common Stock or securities or rights convertible or exchangeable into shares of Class A Common Stock, except as disclosed herein.

     Section 4.4. Class A Common Stock. The Company has registered its Class A Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Class A Common Stock, and such Class A Common Stock is currently listed or quoted on the Principal Trading Facility. As of the date hereof, the Principal Trading Facility is the OTC Bulletin Board.

     Section 4.5. SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6. Exemption from Registration; Valid Issuances. The sale and issuance of the Put Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares and any Blackout Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, any Blackout Shares, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares and any Blackout Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

     Section 4.7. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or any Blackout Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Class A Common Stock under the Securities Act since 1998.

     Section 4.8. Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9. No Material Breach or Violation with Law. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares and the Blackout Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, in default under, any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Class A Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose Class A Common Stock trades on the Nasdaq SmallCap Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.10. No Material Adverse Change. Since March 20, 2001, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

     Section 4.11. No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since May 15, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12. No Undisclosed Events or Circumstances. Since March 20, 2001, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security since 1998, other than pursuant to this Agreement and employee benefit plans, under circumstances that would require registration of the Class A Common Stock under the Securities Act.

     Section 4.14. Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     Section 4.15. No Misleading or Untrue Communication. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares or the Blackout Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16. Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Class A Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

     Section 4.17. Principal Trading Facility. The Class A Common Stock of the Company is listed and trades on the OTC Bulletin Board, and there is no pending notice, either oral or written, with respect to its continued eligibility for such listing.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

     The Investor's trading activities with respect to shares of the Company's Class A Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations (including, without limitation, the regulations set forth in Regulation M under the Securities Act) and the rules and regulations of the Principal Trading Facility on which the Company's Class A Common Stock is listed.




                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     Section 6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2. Reservation of Class A Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Class A Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and the Blackout Shares; such amount of shares of Class A Common Stock to be reserved shall be calculated based upon a good faith estimate by the Company of the minimum aggregate Purchase Price for the Put Shares under the terms and conditions of this Agreement and a good faith estimate by the Company in consultation with the Investor of the number of Blackout Shares that will need to be issued. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

     Section 6.3. Listing of Class A Common Stock. The Company shall maintain the listing of the Class A Common Stock on a Principal Trading Facility, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) will cause the Put Shares and any Blackout Shares to be listed on the Principal Trading Facility. The Company further shall, if the Company applies to have the Class A Common Stock traded on any other Principal Trading Facility, include in such application the Put Shares and any Blackout Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Class A Common Stock to be listed on such other Principal Trading Facility as promptly as possible. The Company shall use commercially reasonable efforts to continue the listing and trading of its Class A Common Stock on the Principal Trading Facility (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the applicable reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Trading Facility.

     Section 6.4. Exchange Act Registration. The Company shall (i) cause its Class A Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5. Legends. The certificates evidencing the Put Shares and the Blackout Shares shall be free of legends, except as provided for in Article VIII.

     Section 6.6. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.7. Additional SEC Documents. The Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

     Section 6.9. Expectations Regarding Put Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.10. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

     Section 6.11. Issuance of Put Shares and Blackout Shares. The sale of the Put Shares and the issuance of any Blackout Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

     Section 6.12. Legal Opinion on Subscription Date. The Company's independent counsel shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit C.

     Section 6.13 Right of First Refusal. The Company shall not, directly or indirectly, without the prior written consent of the Investor, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its equity or equity-equivalent securities or those of its Affiliates (as defined in Rule 405 under the Securities Act) in any transaction that is intended to be exempt from the registration requirements of the Securities Act (a "Subsequent Financing") for a period of 180 days after the Effective Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Section 4.3,
(iii) Put Shares, (iv) shares issued in connection with the capitalization or creation of a joint venture with a strategic partner (a Person whose business is primarily that of investing and selling of securities shall not be deemed a strategic partner), (v) shares issued to pay part or all of the purchase price for the acquisition by the Company of a Person (which, for purposes of this clause (v), shall not include an individual or group of individuals) and (vi) shares issued in a bona fide public offering by the Company of its (and not of any of its stockholders') securities, unless (A) the Company delivers to the Investor a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be affected, and attached to which shall be a term sheet or similar document relating thereto and (B) the Investor shall not have notified the Company by 5:00 p.m. (Salt Lake City time) on the fifth (5th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to enter into or otherwise provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent

Financing Notice. If the Investor shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Investor with a second Subsequent Financing Notice, and the Investor shall again have the right of first refusal set forth above in this Section 6.13 (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

     Section 6.14. Reimbursement. If (i) the Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the
Company,  in  connection  with  or  as a  result  of  the  consummation  of  the transactions contemplated by the Transaction Documents, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Class A Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such Affiliate and any such Person. The Company also agrees that neither any Investor nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Investor.

     Section 6.15. Release. Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Investor, and Investor's direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Agreement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives (i) any defenses it may have with respect to honoring the terms of the Prior Agreements, or any (ii) offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

     Section 6.16. Dilution. The number of shares of Class A Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     Section 6.17. Certain Agreements. (i) The Company covenants and agrees that it will not, without the prior written consent of the Investor, enter into any subsequent or further offer or sale of Common Stock or Common Stock Equivalents (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is sixty (60) days prior to or sixty (60) days following each Closing Date.

          (ii) In the event the Company breaches the provisions of this Section, the Purchase Price (as defined in Section 1.33) for any future puts and any shares purchased but still held of record shall be amended to be equal to
     (x) 90% of the Purchase Price set forth herein, and the Investor may terminate his obligations under this Agreement.

     Section 6.18 Release. Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Investor, and Investor"s direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Statement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives any offsets it may have with respect to the amounts owed under any Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

                                   ARTICLE VII

         CONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS TO CLOSING

     Section 7.1. Conditions Precedent to the Obligation of the Company to Issue and Sell Class A Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

          (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

          (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

     Section 7.2. Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the applicable Put Date and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

          (a) Registration of the Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities by the Investor that shall have been declared effective by the SEC prior to the first Put Date, but in no event later than sixty (60) days following the date on which the Company files the Registration Statement.

          (b) Effective Registration Statement. Upon the terms and subject to the conditions as set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

          (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

          (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

          (f) No Suspension of Trading In or Delisting of Class A Common Stock. The trading of the Class A Common Stock shall not have been suspended by the SEC, the Principal Trading Facility or the NASD and the Class A Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Trading Facility. The issuance of shares of Class A Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Trading Facility.

          (g) Legal Opinion. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of the Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit C hereto, addressed to the Investor.

          (h) Adequacy of Disclosure. No dispute between the Company and the Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in the Registration Statement.

          (i) Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 4.999% of all of such Class A Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Class A Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Class A Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Class A Common Stock made pursuant to this Agreement and, if any, Warrant

     Shares and Blackout Shares, would own more than 4.999% of the Class A Common Stock following such Closing Date.

          (j) Minimum Average Daily Trading Volume. The Average Daily Trading Volume for the Class A Common Stock with respect to the applicable Put Date and Closing Date equals or exceeds 100,000 shares per Trading Day.

          (k) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

          (l) No Valuation Event; No Blackout Period. No Valuation Event shall have occurred since the immediately preceding Put, and no Blackout Period shall be in effect at the time a Put Notice is deemed delivered.

          (m) Shareholder Vote. The issuance of shares of Class A Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the NASD or the Principal Trading Facility.

          (n) Reserved.

          (o) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit E hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

     Section 7.3. Review of Registration Statement; Non-Disclosure of Non-Public Information.

          (a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

          (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

          (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

     Section 8.1. Legends. Except during the effectiveness of the Registration Statement covering the Registrable Securities, each certificate representing Registrable Securities will bear the following legends, as applicable:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER

                  APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE AGREEMENT BETWEEN FONIX CORPORATION AND QUEEN LLC, DATED AS OF APRIL 6, 2001. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

During the pendency of the effectiveness of the registration statement, certificates representing Registrable Securities will bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THE HOLDER OR A BROKER, ON BEHALF OF THE HOLDER, REPRESENTS THAT IT HAS COMPLIED WITH THE PROSPECTUS DELIVERY REQUIREMENTS CONTAINED IN SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACT IS AVAILABLE.

     As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Class A Common Stock (and to any substitute or replacement transfer agent for its Class A Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit E hereto, with a copy to the Investor. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement.

     Section 8.2. No Other Legend or Stock Transfer Restrictions. No legend other than those specified in Section 8.1 has been or shall be placed on the share certificates representing the Class A Common Stock issued to the Investor and no instructions or "stop transfers orders," so called,

"stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 8.3. Investor's Compliance. Nothing in this Article VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Class A Common Stock.



                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.1. Indemnification. In consideration of the Investor's execution and delivery of this Agreement and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its officers, directors and employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), as incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement, or
(b) the status of the Investor as an investor in the Company (however, the Investor shall not be entitled to indemnity under this clause (b) as a result solely of investment losses it may suffer in its investment in the Securities not attributable to Indemnified Liabilities). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnitees against the Company or others, and
(ii) any liabilities to which the Indemnitees may be subject.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1. Fees and Expenses. Except as set forth below, each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder. Notwithstanding the foregoing, the Company agrees to pay reasonable legal fees of the Investor in connection with the review and execution of this Agreement and all documents contemplated herein, upon receipt by the Company of a bill from the Investor's counsel for such services. Additionally, the Company agrees to pay to Greenfield Capital Partners placement fees as follows:

          (a) For all Puts, the Company agrees to pay a fee of SIX HUNDRED THOUSAND DOLLARS ($600,000), to be calculated pro rata based on the percentage of the Maximum Commitment Amount funded in connection with such Put. Such fee shall be paid within five (5) days of the Company's receipt of the Investment Amount from the Investor.

          (b) The Company agrees to pay reasonable legal fees of the Investor in connection with the review and execution of this Agreement and all documents contemplated herein, upon receipt by the Company of a bill from Investor's counsel for such services.

     Section 10.2. Reporting Entity for the Class A Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Class A Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     Section 10.3. Brokerage. Except as set forth in Section 10.1, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 10.4. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:                 Fonix Corporation
                                            60 East South Temple, Suite 1225
                                            Salt Lake City, Utah 84111
                                            Fax: (801) 328-8778
                                            Attn: Roger D. Dudley

         with a copy (which shall
         not constitute notice) to:         Jeffrey M. Jones
                                            Durham Jones & Pinegar
                                            111 East Broadway, Suite 900
                                            Salt Lake City, Utah 84111
                                            Fax: (801) 415-3500

         if to the Investor:                QUEEN LLC
                                            c/o Thomson Kernaghan
                                            365 Bay Street, 10th Floor
                                            Toronto, Ontario
                                            M5H 2V2
                                            CANADA
                                            ATTN: T. Davies
                                            Fax: (416) 860-6355

         with a copy (which shall
         not constitute notice) to:         Samuel M. Krieger, Esq.
                                            39 Broadway Suite 1440
                                            New York, NY 10006
                                            Fax: (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 10.5. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Class A Common Stock purchased or acquired by the Investor hereunder with respect to the Class A Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not be unreasonably withheld.

     Section 10.6. Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

     Section 10.7. Annexes and Exhibits; Entire Agreement. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

     Section 10.8. Termination; Survival. This Agreement shall terminate on the earlier of (i) twenty four (24) months after the commencement of the Commitment Period (ii) such date the Investor or the Company terminates this Agreement in accordance with its terms and (iii) the date on which the Company has made Puts with an aggregate Investment Amount equal to the Maximum Commitment Amount; provided, however, that the provisions of Articles VI, VIII, IX and X, and of
Section 7.3, shall survive the termination of this Agreement.

     Section 10.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 10.10. Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 10.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

     Section 10.12. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Delaware with respect to any dispute arising under the Transaction Documents or in connection herewith or the transactions contemplated hereby or thereby.

     Section 10.13. Jury Trial Waiver. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

QUEEN LLC                               FONIX CORPORATION


By: /s/                                 By: /s/
   -------------------------------         -----------------------------------



ESCROW AGENT



/s/
---------------------------
Samuel M. Krieger

                                     ANNEX A

                               MAXIMUM PUT AMOUNT

         The Maximum Put Amount with respect to a Put shall be determined based upon an interpolation of the Average Daily Trading Volume of shares of Class A Common Stock for the ten Trading Days prior to the Put Date with respect to the relevant Put Date and the Market Price as of such Put Date of shares of Class A Common Stock as follows:

                                                    Stock Price


                                  $0.75         $1.00          $1.25         $1.50          $2.00          $2.50         $3.00

                  100,000       $78,750      $105,000       $131,250      $157,500       $210,000       $262,000      $315,000
Avg               300,000      $236,250      $315,000       $393,750      $472,500       $630,000       $787,000      $945,000
Daily             500,000      $393,750      $525,000       $656,250      $787,500     $1,050,000     $1,312,500    $1,575,000
Volume            700,000      $551,250      $735,000       $918,750    $1,102,500     $1,470,000     $1,837,500    $2,205,000
Traded            900,000      $708,750      $945,000     $1,181,250    $1,417,500     $1,890,000     $2,362,500    $2,835,000
                1,100,000      $866,250    $1,155,000     $1,443,750    $1,732,500     $2,310,000     $2,887,500    $3,465,000




The Maximum Put Amount shall be calculated by multiplying the Average Daily Trading Volume of shares of Class A Common Stock for the ten Trading Days prior to the Put Date by the Market Price as of such Put Date by one hundred five percent (105%).

                                    EXHIBIT A

                               ACCOUNT INFORMATION




Key Bank of Utah
Crossroads Branch
50 S. Main Street
Salt Lake City, Utah 84144


ABA# XXXXXXXXX
Account # XXXXXXXXXXXXX


Beneficiary:  Fonix Corporation

                                    EXHIBIT B

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT C

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

                       [FORM PROVIDED BY COMPANY COUNSEL]

                                    EXHIBIT D

                         INSTRUCTIONS TO TRANSFER AGENT

                                FONIX CORPORATION

                           TRANSFER AGENT INSTRUCTIONS

                                 April ___, 2001



Ladies and Gentlemen:

         Reference is made to the Second Private Equity Line Agreement (the "Agreement"), dated as of __________________, 2001 between Queen LLC (the "Investor") and Fonix Corporation (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Class A Common Stock of the Company, $.0001 par value per share (the "Class A Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Class A Common Stock (the "Transfer Agent"), these instructions relating to the Class A Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. The shares of Common Stock issuable to the Investor pursuant to the Agreement are referred to herein as "Underlying Shares."

         This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon a request from the Company for the issuance of certificates.

         So long as you have previously received an opinion of the Company's outside counsel substantially in the form of Exhibit I attached hereto (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the registration statement covering Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that Underlying Shares may be resold without any restrictive legend (the "Opinion"), certificates representing Underlying Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THE HOLDER OR A BROKER, ON BEHALF OF THE HOLDER, REPRESENTS THAT IT HAS COMPLIED WITH THE PROSPECTUS DELIVERY REQUIREMENTS CONTAINED IN SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACT IS AVAILABLE.

Provided, however, that if you have not previously received a copy of the Opinion, then the certificates for Underlying Shares shall bear the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for Underlying Shares in the event a registration statement covering Underlying Shares is subject to amendment for events then current.

         Please be advised that the Holders have relied upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, the Holder is a third party beneficiary to these instructions.

         Should you have any questions concerning this matter, please contact me at (801) 328- 8700.

                                            Very truly yours,

                                            Fonix Corporation


                                            By:
                                                 -------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

Acknowledged and agreed to:

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:
   ------------------------------------------
Title:
      --------------------------------------
Dated: ___________________, 2001

                                    Exhibit I

                        [Form of Outside Counsel Opinion]

[Addressee]
[Address]

To Whom It May Concern:

         The Registration Statement on Form S-2 (File No. 333-______________) of Fonix Corporation (the "Registration Statement") was declared effective at ___:____ __.M. Eastern Time on _____________, 2001. Upon request by Fonix Corporation for the issuance of certificates under the Private Equity Line Agreement referred to in the Company's instruction letter attached, you are authorized to issue certificates for the Company's common stock with the applicable legends as set forth in the instruction letter attached.



                                            Very truly yours,